UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 3, 2007
Sucampo Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33609	13-3929237

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

4520 East West Highway, Suite 300 Bethesda, Maryland	20814

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (301) 961-3400

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On October 3, 2007, the Compensation Committee of the Board of Directors of Sucampo Pharmaceuticals, Inc. approved amendments to the employment agreements between Sucampo and four of its executive officers. These amendments will increase from two months to six months the amount of base salary the executive will receive as severance, in a lump sum payment, in the event his or her employment is terminated by Sucampo without cause or upon the disability of the executive or in the event the executive terminates his or her employment for specified good reasons, as well as the period over which the executive will be entitled to receive reimbursement for the cost of continued health insurance coverage after termination. In addition, these amendments will increase from four months to twelve months the amount of base salary the executive will receive as severance, in a lump sum payment, in the event his or her employment is terminated without cause within 18 months of a change of control of Sucampo.
     The executive officers whose employment agreements will be amended are:
          Mariam E. Morris, Chief Accounting Officer and Treasurer;
          Brad E. Fackler, Executive Vice President of Commercial Operations;
          Gayle R. Dolecek, Senior Vice President of Research and Development; and
          Kei S. Tolliver, Vice President of Business Development and Company Operations and Secretary.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCAMPO PHARMACEUTICALS, INC.
Date: October 9, 2007	By:	/s/ Ronald W. Kaiser
		Name:	Ronald W. Kaiser
		Title:	Chief Financial Officer